Exhibit 99.1
Press Release	Source: Anadarko Petroleum Corporation

Allison Named CEO of Anadarko Petroleum
Tuesday March 25, 4:46 pm ET

HOUSTON--(BUSINESS WIRE)--March 25, 2003--Anadarko Petroleum Corporation (NYSE:APC - News) announced today that effective immediately Robert J. Allison, Jr., Chairman of the Board of Directors of Anadarko, has been named to the additional position of President and Chief Executive Officer.

Allison, 64, succeeds outgoing President and CEO John N. Seitz, who has resigned effective today. Seitz also resigned as a director of Anadarko.

Allison served as CEO of Anadarko from 1986 to 2001 and has served as Chairman of the Board since Anadarko became an independent company in 1986. Allison was named to the Anadarko Board and elected President of the company in 1976. He joined Anadarko in 1973 as Vice President of Operations.

Anadarko Petroleum Corporation is one of the world's largest independent oil and gas exploration and production companies. Houston-based Anadarko is active in the U.S., Canada, Algeria and Qatar and is executing strategic exploration programs in several other countries. More information is available at www.anadarko.com.

Contact:

     Anadarko Petroleum Corporation, Houston
     Media Contacts:
     Teresa Wong, 832/636-1203
     teresa_wong@anadarko.com
     or
     Investor Contacts:
     Paul Taylor, 832/636-3471
     paul_taylor@anadarko.com
     or
     David Larson, 832/636-3265
     david_larson@anadarko.com
     or
     Stewart Lawrence, 832/636-3326
     stewart_lawrence@anadarko.com

Source: Anadarko Petroleum Corporation